UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011

CAREVIEW COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54090	95-4659068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 State Highway 121, Suite B-240, Lewisville, TX  75067
(Address of principal executive offices and Zip Code)

(972) 943-6050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement	3

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	3

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities	4

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	5

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	(d) Exhibits	5

Item 1.01     Entry into a Material Definitive Agreement

Information called for by this item is contained in Item 2.03 below, which item is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 21, 2011, CareView Communications, Inc. ("CareView" or the "Company") entered into and closed a Note and Warrant Purchase Agreement (the "Purchase Agreement") with HealthCor Partners Fund, LP and HealthCor Hybrid Offshore Master Fund, LP (the "Investors").  Pursuant to the Purchase Agreement, the Company sold Senior Secured Convertible Notes to the Investors in the principal amount of $9,316,000 and $10,684,000 respectively (collectively the "Notes").  The Notes have a maturity date of April 20, 2021.

So long as no Event of Default (defined in the Notes) has occurred and is continuing, the outstanding principal balances of the Notes accrue interest from April 21, 2011 through April 20, 2016 (the "First Five Year Note Period"), at the rate of twelve and one-half percent (12.5%) per annum (based on a 360-day year and the actual number of days elapsed in any partial year) (the "First Five Year Interest Rate"), compounding quarterly, which accrued interest shall be added to the outstanding principal balances of the Notes on the last day of each calendar quarter and shall thereafter, as part of such principal balances, accrue Interest at the First Five Year Interest Rate (and, during the Second Five Year Note Period (as defined below), at the Second Five Year Interest Rate (as defined below)), compounding quarterly.  All such accrued interest added to the outstanding principal balances pursuant to the immediately preceding sentence shall be payable on the same terms and subject to the same conditions set forth in the Notes.

So long as no Event of Default has occurred and is continuing, the outstanding principal balances of the Notes shall accrue interest from and after the end of the First Five Year Note Period through the maturity date (the "Second Five Year Note Period"), at the rate of ten percent (10%) per annum (based on a 360-day year and the actual number of days elapsed in any partial year) (the "Second Five Year Interest Rate").  The interest accruing during the Second Five Year Note Period may be paid quarterly in arrears in cash or, at the Company’s option, such interest may be added to the outstanding principal balances of the Notes on the last day of each calendar quarter and shall thereafter, as part of such principal balances, accrue interest at the Second Five Year Interest Rate, compounding quarterly.  All such accrued interest added to the outstanding principal balances pursuant to the immediately preceding sentence shall be payable on the same terms and subject to the same conditions set forth in the Notes.

From and after the date any Event of Default occurs, the First Five Year Interest Rate or the Second Five Year Interest Rate, whichever is then applicable, shall be increased by five percent (5%) per annum.  The Investors have the right, upon an Event of Default, to declare due and payable any unpaid principal amount of the Notes then outstanding, plus previously accrued but unpaid interest and charges, together with the interest then scheduled to accrue (calculated at the default rate described in the immediately preceding sentence) through the end of the First Five Year Note Period or the Second Five Year Note Period, as applicable.

At any time or times on or after April 21, 2011, the Investors are entitled to convert any portion of the outstanding and unpaid accrued interest on and principal balances of the Notes into fully paid and nonassessable shares of Common Stock at a conversion rate of $1.25 per share, subject to adjustment in accordance with anti-dilution provisions set forth in the Notes.  The initial conversion rate is subject to adjustment upon the occurrence of stock splits, reverse stock splits, and similar capital events.  Until the first anniversary of the issuance of the Notes, subject to certain exceptions, if the Company issues common shares at a price per share less than the conversion rate at the time, the conversion rate will be adjusted to the price at which the new shares were issued.  If the Company issues shares at a price per share lower than the conversion rate following the first anniversary of the issuance of the Notes, then the conversion rate will be adjusted on a weighted average basis.

In the event of a change of control of the Company occurring during either the First Five Year Note Period or the Second Five Year Note Period, the remaining interest scheduled to be paid through the end of the applicable five-year period will be accelerated and paid to the Investors in the form of an additional convertible debt instrument, with the same terms as the Notes.  In such event, interest will cease to accrue on the Notes or such additional debt instruments until the end of the applicable five-year period, and the Investors will have the right, at their option, to convert or redeem the Notes and any such additional debt instruments.

Also, as provided for in the Purchase Agreement, the Company issued to the Investors Warrants (as defined therein) to purchase an aggregate of up to 5,488,456 and 6,294,403 shares respectively of the Company's Common Stock at an exercise price per share equal to $1.40 per share.   The initial exercise price is subject to adjustment upon the occurrence of stock splits, reverse stock splits, and similar capital events.  Until the first anniversary of the issuance of the Warrants, subject to certain exceptions, if the Company issues common shares at a price per share less than the exercise price at the time, the exercise price will be adjusted to the price at which the new shares were issued.  If the Company issues shares at a price per share lower than the exercise price following the first anniversary of the issuance of the Warrants, then the exercise price will be adjusted on a weighted average basis.

Contemporaneously, the Company and the Investors executed a (i) Registration Rights Agreement pursuant to which the Company agrees to provide the Investors with certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Notes and/or exercise of the Warrants, (ii) a Pledge and Security Agreement and (iii) an Intellectual Property Security Agreement pursuant to which the Company and certain of its subsidiaries granted the Investors a security interest in the Company's and such subsidiaries' tangible and intangible assets securing the Company's performance of its obligations under the Notes.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Pledge and Security Agreement, and Intellectual Property Security Agreement, are qualified, in entirety, by reference to each agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference in response to this Item 2.03.

Item 3.02     Unregistered Sales of Equity Securities

As described above in Item 2.03 (incorporated herein by reference), on April 21, 2011, the Company issued and sold to the Investors the Notes in the aggregate principal amount of $20,000,000 and Warrants to purchase up to an aggregate of 11,782,859 shares of the Company's Common Stock. In connection with the sale of the Notes and Warrants to the Investors, the Company relied upon the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended.

The foregoing descriptions of the Notes and Warrants are qualified, in their entirety, by reference to the Notes and Warrants, respectively, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference in response to this Item 3.02.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Jeffrey C. Lightcap as Director

Pursuant to the terms of the Purchase Agreement described in Item 2.03 above, the Company shall cause its Board of Directors to consist of no more than seven (7) directors and shall cause its Compensation Committee and Nominating Committee (or committees serving similar functions) to consist of no more than three (3) directors.  The Investors holding at least a majority of the principal amount of the Notes outstanding, voting as a separate class, shall have the right to designate one (1) representative (the "Investor Designee") to serve as a member of the Company's Board of Directors, and as a member of the Company's Compensation Committee, if any, and Nominating Committee, if any.  The initial Investor Designee who was elected to serve as a member of the Company's Board of Directors is Jeffrey C. Lightcap. The Company does not currently have a Nominating Committee and Mr. Lightcap has not yet been elected to the Company's Compensation Committee.  The Investor Designee shall only be removed from the Board of Directors by written request of the Investors holding a majority of the principal amount of the Notes outstanding, unless such removal is for cause, provided that upon any resignation, removal, death or disability of the Investor Designee, the Investors holding at least a majority of the principal amount of the Notes outstanding shall be entitled to designate a replacement Investor Designee.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits:

Exh. No.	Date	Document
10.72	April 21, 2011	Note and Warrant Purchase Agreement between the Company and HealthCor Partners Fund, LP and HealthCor Hybrid Offshore Master Fund, LP*
10.73	April 21, 2011	Senior Secured Convertible Note of the Company payable to HealthCor Partners Fund, LP*
10.74	April 21, 2011	Senior Secured Convertible Note of the Company payable to HealthCor Hybrid Offshore Master Fund, LP*
10.75	April 21, 2011	Warrant to Purchase 5,488,456 shares of the Company issued to HealthCor Partners Fund, LP*
10.76	April 21, 2011	Warrant to Purchase 6,294,403 shares of the Company issued to HealthCor Hybrid Offshore Master Fund, LP*
10.77	April 21, 2011	Registration Rights Agreements between the Company and HealthCor Partners Fund, LP and HealthCor Hybrid Offshore Master Fund, LP*
10.78	April 21, 2011	Pledge and Security Agreement between the Company and HealthCor Partners Fund, LP and HealthCor Hybrid Offshore Master Fund, LP*
10.79	April 21, 2011	Intellectual Property Security Agreement between the Company and HealthCor Partners Fund, LP and HealthCor Hybrid Offshore Master Fund, LP*
10.80	April 25, 2011	Press Release announcing sale of Notes and Warrants*
____________________________
 *   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREVIEW COMMUNICATIONS, INC.

Date: April 27, 2011	By:	/s/ Samuel A. Greco
	Name:	Samuel A. Greco
	Title:	Chief Executive Officer